Exhibit 107

Calculation of Filing Fee Tables

FORM 424(b)(5)

(Form Type)

Regency Centers Corporation

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.01 per share	457(o)(1)	—	—	$500,000,000	0.0001102	$55,100
	Total Offering Amounts					$500,000,000		$55,100(1)
	Total Fees Previously Paid							—
	Total Fee Offsets							$45,477.17(2)
	Net Fee Due							$9,622.83

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Regency Centers Corporation	424(b)(5)	333-237145	May 8, 2020		$45,477.17(2)	Equity	Common Stock, par value $0.01 per share	—	$350,363,429
Fee Offset Sources	Regency Centers Corporation	424(b)(5)	333-237145		May 8, 2020						$64,900

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-270763), filed on March 23, 2023.

(2)

Regency Centers Corporation previously filed a prospectus supplement, dated May 8, 2020 (the “Prior Prospectus Supplement”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-237145), filed with the Securities and Exchange Commission on March 13, 2020 (the “Prior Registration Statement”), relating to the offer and sale of common shares having an aggregate offering price of up to $500,000,000 under its then current “at-the-market” program. In connection with the filing of the Prior Prospectus Supplement, the total registration fee of $64,900 was paid. As of the date of this prospectus supplement, shares of common stock having an aggregate offering price of up to $350,363,429 were not sold under the Prior Prospectus Supplement. The offering that included the unsold securities under the Prior Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $45,477.17 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.